Exhibit 5.1
November 23, 2004




WaveRider Communications Inc.
255 Consumers Road, Suite 500
Toronto, Ontario, CANADA
M2J 1R4


Ladies and Gentlemen:

         We are furnishing this opinion of counsel to WaveRider Communications Inc., a Nevada corporation (the "Company"), for filing as Exhibit 5.1 to the Registration Statement on Form S-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance of 13,599,378 shares of the common stock of the Company, $.001 par value per share (the "Shares").

         In arriving at the opinions expressed below, we have examined and relied on the following documents: (a) the Articles of Incorporation of the Company, as amended; (b) the Bylaws of the Company; (c) the Registration Statement and (d) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that when the Registration Statement shall have become effective and when the Shares are purchased as described in the Registration Statement, the Shares will be validly and legally issued, and fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent shall not be deemed to be an admission that counsel is an expert within the meaning of Section 7 of the Securities Act of 1933, as amended.

         This opinion is being delivered and is intended for use solely in regard to the transactions contemplated by the Registration Statement and may not be used, circulated, quoted in whole or in part or otherwise referred to for any purpose without our prior written consent and may not be relied upon by any person or entity other than the Company, its successors and assigns. This opinion is based upon our knowledge of law and facts as of its date. We assume no duty to communicate to you with respect to any matter which comes to our attention hereafter.

                                              Very truly yours,

                                              FOLEY HOAG LLP


                                              By: /s/ David A. Broadwin
                                                  -----------------------------
                                                  A Partner